Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                       RIGHT MANAGEMENT CONSULTANTS, INC.
             (Exact name of registrant as specified in its charter)

                Pennsylvania                       23-2153729
          (State of incorporation)    (I.R.S. Employer Identification No.)

              1818 Market Street, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices)(Zip Code)

                          Employee Stock Purchase Plan
                            (Full title of the plan)


          G. Lee Bohs, Chief Financial Officer, Treasurer and Secretary
                       Right Management Consultants, Inc.
                         1818 Market Street, 33rd Floor
                        Philadelphia, Pennsylvania 19103
                     (Name and address of agent for service)


                                 (215) 988-1588
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                           Theodore A. Young, Esquire
                       Fox, Rothschild, O'Brien & Frankel
                               2000 Market Street
                                   10th Floor
                           Philadelphia, PA 19103-3291
                                 (215) 299-2802

                         CALCULATION OF REGISTRATION FEE

                                  Proposed          Proposed
Title of                          Maximum           Maximum
Securities       Amount           Offering          Aggregate       Amount of
to be            to be            Price             Offering        Registration
Registered       Registered       Per Share (1)     Price (1)       Fee (1)
- ----------       ----------       -------------     ---------       -------

Common Stock   100,000 shares       $36 3/8        $3,637,500       $1,254.32



(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System on June 17, 1996.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

          The following documents filed with the Commission are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

     (iii) The description of the Company's Common Stock is incorporated by reference to the Company's Registration Statement on Form 8-A dated March 31, 1987 filed under the Exchange Act.

          All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.

          Not Applicable.

Item 6. Indemnification of Directors and Officers.

          Subchapter D (Sections 1741 through 1750) of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives"), and related matters.

          Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

          Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

          Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1746 also authorizes a corporation to create a fund or otherwise secure or insure in any manner its indemnification obligations.

          Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability asserted against him and incurred by him in his capacity as a Representative, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

          Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to service as a Representative of a corporation or an employee benefit plan.

          Section 1750 provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the BCL shall continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representatives of that person.

          Section 7-1 of the Registrant's Bylaws provides that the Registrant will indemnify any director or officer of the Registrant to the fullest extent permitted by Pennsylvania law against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, including actions by or in the right of the Registrant (a "Proceeding"), involving such person by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request, or for the benefit of, the Registrant in any capacity for another corporation or other enterprise. The Board of Directors by resolution may similarly indemnify any person other than a director or officer to the fullest extent permitted by law for liabilities incurred by him in connection with services rendered by him for or at the request of the Registrant.

          Section 7-1 further provides that it is applicable to all actions after its adoption whether arising out of acts or omissions occurring prior or subsequent to its adoption and shall continue as to former directors and officers or others who ceased to render services for or at the request of the Registrant and shall inure to the benefit of the heirs, executors and administrators of such persons. Section 7-1 states that it shall not be deemed to provide the exclusive rights to which any director, officer, employee or agent of the Registrant may be entitled.

          Section 7-2 provides that the right to indemnification includes the right to have the expenses incurred by the indemnified person in defending any Proceeding paid by the Registrant in advance of the final disposition of the Proceeding upon receipt of an undertaking by the indemnified person to repay such advances unless it is ultimately determined that he is entitled to be indemnified by the Registrant as authorized by law.

          Section 7-3 provides that the Registrant may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Registrant or who is or was serving in any capacity in any other corporation or organization at the request of the Registrant against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person under Pennsylvania or other law.

          In addition, the Registrant has purchased directors and officers liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed.

          Not Applicable.

Item 8. Exhibits.

          The following Exhibits are filed as part of this Registration
Statement:

Exhibit No.

     4 Right Management Consultants, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Company's definitive Proxy Statement for its 1996 Annual Meeting of Shareholders filed on April 8, 1996).

     5    Opinion of Fox, Rothschild, O'Brien & Frankel.

     23.1 Consent of Arthur Andersen LLP, independent public accountants.

     23.2 Consent of Fox, Rothschild, O'Brien & Frankel (contained in
          Exhibit 5).

     24 Power of Attorney (included on signature page of the Registration Statement).

Item 9. Undertakings.

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on June 18, 1996.

                             RIGHT MANAGEMENT CONSULTANTS, INC.

                             By:/s/ G. Lee Bohs
                                -----------------
                                G. Lee Bohs
                                Chief Financial Officer, Treasurer and Secretary

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Pinola and G. Lee Bohs, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                               Date

/s/ Richard J. Pinola          Director and Chief                 June 18, 1996
- ---------------------          Executive Officer
Richard J. Pinola

/s/ G. Lee Bohs                Chief Financial Officer            June 18, 1996
- ---------------------          and Principal Accounting Officer
G. Lee Bohs

/s/ John Bourbeau              Director                           June 18, 1996
- ---------------------
John Bourbeau

/s/ Larry A. Evans             Director                           June 18, 1996
- ---------------------
Larry A. Evans

/s/ Nancy N. Geffner           Director                           June 18, 1996
- ---------------------
Nancy N. Geffner

/s/ Marti D. Smye              Director                           June 18, 1996
- ----------------------
Marti D. Smye

/s/ Raymond B. Langton         Director                           June 18, 1996
- ----------------------
Raymond B. Langton

/s/ Frank P. Louchheim         Director                           June 18, 1996
- ----------------------
Frank P. Louchheim

/s/ Rebecca Maddox             Director                           June 18, 1996
- ----------------------
Rebecca Maddox

/s/ Richard J. Pinola          Director                           June 18, 1996
- ----------------------
Richard J. Pinola

/s/ Catherine Selleck          Director                           June 18, 1996
- ----------------------
Catherine Selleck

/s/ Joseph T. Smith            Director                           June 18, 1996
- ----------------------
Joseph T. Smith

                       RIGHT MANAGEMENT CONSULTANTS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

     Exhibit No.

          5         Opinion of Fox, Rothschild, O'Brien & Frankel.

          23.1 Consent of Arthur Andersen LLP, independent public accountant.

          23.2      Consent of Fox, Rothschild, O'Brien & Frankel (contained in
                    Exhibit 5).

          24 Power of Attorney (included on signature page of the Registration Statement).